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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cecil Bancorp, Inc.
Elkton, Maryland

        We hereby consent to the incorporation by reference in the Registration Statement Numbers 333-35120 on Form S-3 and 033-81374 on Form S-8 of Cecil Bancorp, Inc. and Subsidiaries (Cecil Bancorp) of our report dated January 31, 2003, relating to the consolidated balance sheets of Cecil Bancorp as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 2002 annual report on Form 10-KSB of Cecil Bancorp.

                      /s/ Stegman & Company

Baltimore, Maryland
March 28, 2003

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS